EXHIBIT 10.1

GI DYNAMICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

GI DYNAMICS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the 30th day of May, 2018 (the “Effective Date”) by and among GI DYNAMICS, INC., a Delaware corporation (the “Company”), and CRYSTAL AMBER FUND LIMITED (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Note (as defined below).

The parties hereby agree as follows:

1. TERMS OF THE LOAN AND THE WARRANT

1.1 The Loan. Subject to the terms of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, a senior unsecured convertible promissory note in the aggregate principal amount of One Million Seven Hundred and Fifty Thousand dollars (US$1,750,000) (the “Loan Amount”) and in substantially the form attached hereto as Exhibit A (the “Note”). The Note may be converted into Chess Depositary Interests (“CDIs”) (with each CDI representing 1/50th of a share of the Company’s common stock, $0.01 par value per share (the “Common Stock”)) or Common Stock as provided in such Note.

1.2 The Warrant. In order to induce the Purchaser to enter into this Agreement, to purchase the Note and to make the loan evidenced thereby, the Company shall issue to the Purchaser at the Closing a warrant having a term that expires on the fifth (5th) anniversary of the Closing in substantially the form attached hereto as Exhibit B (the “Warrant”) to purchase CDIs or Common Stock as provided in such Warrant.

2. THE CLOSING

2.1 Closing Date. The closing of the purchase and sale of the Note and the Warrant (the “Closing”) shall be held on the Effective Date or at such other time as the Company and the Purchaser shall agree (the “Closing Date”).

2.2 Delivery. At the Closing (i) the Purchaser will deliver to the Company a check or wire transfer funds in an amount equal to the Loan Amount; (ii) the Company shall issue and deliver to the Purchaser (A) the Note and (B) the Warrant; and (iii) the Company shall execute and deliver such other documents as the Purchaser shall reasonably require.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

3.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

3.2 Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Note and the Warrant in favor of the Purchaser and any other document provided for herein or by any of the foregoing (collectively, as the same may from to time be amended, modified, supplemented or restated, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents and to issue CDIs in accordance with the terms thereof.

(a) Authorization. The execution and delivery of each of the Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note, the issuance of the Warrant, the reservation of the Common Stock underlying the CDIs issuable upon conversion of the Note (the “Conversion CDIs”), the reservation of the Common Stock underlying the CDIs issuable upon exercise of the Warrant (the “Warrant CDIs” and, together with the Note, the Warrant, the Conversion CDIs and the Common Stock, “Securities”) and the issuance of the Conversion CDIs and the Warrant CDIs, was duly authorized by the Company’s board of directors. Other than those consents and authorizations obtained by the Company prior to the date hereof that are in full force and effect on the Closing Date, no further consent or authorization is required by the Company, its board of directors or its stockholders. Each of the Loan Documents has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency and the relief of debtors. Upon conversion of the Note into Conversion CDIs in accordance with the provisions of this Agreement and the Note, the Conversion CDIs will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than as set out in Section 2(e) of the Note). Upon the exercise of the Warrant in accordance with the provisions of this Agreement and the Warrant, the Warrant CDIs will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than as set out in Section 5(b) of the Warrant). The issuance of the Note (and the Conversion CDIs) and the Warrant (and the Warrant CDIs) pursuant to the provisions of this Agreement will not give rise to any preemptive rights or rights of first refusal granted by the Company, and the Note (and the Conversion CDIs) and the Warrant (and the Warrant CDIs) will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances; provided, however, that the Note and the Warrant (and the underlying securities) may be subject to restrictions on transfer as set out in the Loan Documents or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. The issuance and sale of the Note (and the Conversion CDIs) and the Warrant (and the Warrant CDIs) do not and will not cause any dilution adjustment in any existing securities of the Company, and the Purchaser hereby waives any dilution adjustment that might otherwise result from the issuance and sale of the Note (and the Conversion CDIs) or the Warrant (and the Warrant CDIs) pursuant to the terms of any existing security held by the Purchaser.

3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Loan Documents, the offer, sale or issuance of the Note, the Conversion CDIs, the Warrant and the Warrant CDIs, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for any notices required or permitted to be filed with certain foreign, state and/or federal securities commissions or stock exchanges, which notices will be filed on a timely basis.

3.4 No Conflicts. The execution, delivery and performance of the Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the Warrant and the reservation for issuance and issuance of the Conversion CDIs and the Warrant CDIs) will not (i) result in a violation of the certificate of incorporation or by-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which the Company is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree including federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected. For the avoidance of doubt, the Purchaser agrees that the execution, delivery and performance of the Loan Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby shall not conflict with or constitute a default under the Note Purchase Agreement, dated as of June 15, 2017, between the Company and the Purchaser, including, without limitation, the restriction on additional indebtedness set forth in Section 3.14 thereof.

3.5 Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Note and the Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6 Use of Proceeds. The Company shall use the proceeds of the sale and issuance of the Note for general corporate purposes.

3.7 Delivery of SEC Filings. The Company has provided the Purchaser with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”); which reports represent all filings required of the Company pursuant to the 1934 Act for such period. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.8 Conduct of Business; Regulatory Permits. To the knowledge of the Company, the Company is not in violation of any term of, or in default under, its Certificate of Incorporation, as amended and as in effect on the date hereof, or any certificate of designation of an outstanding series of stock of the Company or Bylaws, as amended and as in effect on the date hereof. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company does not and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the ASX (defined below) and, assuming the Note and Warrant are issued, has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of its securities by the ASX in the foreseeable future. Except as set forth in its SEC Filings, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.9 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the SEC, the ASX, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or affiliates, the Securities or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, which, if adversely determined, would have a material adverse effect on the Company’s business or financial condition.

3.10 Securities Laws. The Company shall timely make all filings and reports relating to the issuance of the Securities required under applicable securities laws, including filing any notice of sale of securities required by applicable law or regulation and complying with any applicable “blue sky” laws of the states of the United States. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the issuance of the Note or the Warrant in a manner that could require the registration of the Note or the Warrant under the Act.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1 Purchase for Own Account. The Purchaser understands that the Securities have not been registered under the Act and the Purchaser is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration. The Purchaser represents that, if it is permitted to acquire any Securities under the Note or the Warrant, it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company including, but not limited to, the SEC Filings, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Rule 144. The Purchaser is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

4.5 Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 Regulation S. In issuing and selling the Securities, the Company may be relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Act; it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the closing; and notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the closing (the “Restricted Period”), the Note, the Warrant and the underlying securities may, subject to any restrictions contained in the Note or the Warrant, as applicable, be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and the Note or the Warrant, as applicable, and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (B) the offer and sale is outside the United States and to other than a U.S. person. If the Purchaser is not a United States person, the Purchaser hereby represents that the Purchaser is satisfied as to the full observance of the laws of the Purchaser’s jurisdiction applicable to the Purchaser in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such Securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction that are applicable to the Purchaser.

4.7 Rule 506(d). If the Purchaser beneficially owns twenty percent (20%) or more of the outstanding voting securities of the Company, calculated in accordance with Rule 506(d) of Regulation D of the Act, or may designate a director of the Company, the Purchaser hereby represents and warrants to the Company that the Purchaser has not been convicted of any of the felonies or misdemeanors or been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D of the Act.

4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above and subject to any restrictions contained in the Note and the Warrant, as applicable, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, but subject to the terms of the Note and the Warrant, as applicable, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to (i) any shareholder, partner, retired partner, member or former member of the Purchaser for no additional consideration or (ii) any affiliate, including affiliated funds, for no additional consideration, in each case if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

(d) Notwithstanding the provisions of paragraphs (a) and (b) above, the Company acknowledges and agrees that the Securities may be pledged by the Purchaser, and its successors and assigns, in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, provided that any pledge of those Securities does not constitute an offer of those Securities for sale within 12 months after their issue such that it would require disclosure under section 707(3) of the Corporations Act 2001 (Cth). The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Person effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Loan Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request, at the Purchaser’s expense, in connection with a pledge of the Securities to such pledgee by the Purchaser and any successor or assignee.

4.9 Legends. The Purchaser understands that any securities issued upon conversion of the Note or exercise of the Warrant, may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISTRIBUTION OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

(b) Any legend set forth in or required by another section of this Agreement, the Note or the Warrant, as applicable.

(c) Any legend required by the securities laws of any state or country to the extent such laws are applicable to the securities represented by the certificate so legended.

4.10 Market Standoff. The Purchaser agrees not to sell any of the Securities during a period specified by the representative of the underwriters of Common Stock (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act, so long as all officers, directors, and 1% stockholders have executed similar agreements and are similarly restricted from selling the Company’s stock.

4.11 Foreign Ownership Restrictions. The Purchaser acknowledges and agrees that in order to ensure that US persons do not purchase any CDIs that may be issued to it, a number of procedures governing the trading and clearing of CDIs, while the Company is listed on the

Australian Securities Exchange (the “ASX”), will be implemented, including the application to any CDIs issued to it of the status of Foreign Ownership Restrictions securities under the ASX Settlement Operating Rules and the addition of the notation “FORUS” to the CDI description on ASX trading screens and elsewhere, which will inform the market of the prohibition of US persons acquiring CDIs.

5. EVENTS OF DEFAULT; REMEDIES

5.1 Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the other Loan Documents:

(a) Any default in the payment, when the same becomes due and payable, of principal under or interest in respect of the Note or other amount due and payable under any other Loan Document including, but not limited to, the failure by the Company to pay on the Maturity Date or upon a Change of Control pursuant to Section 2(b) of the Note, any and all unpaid principal, accrued interest and all other amounts owing under any Loan Document;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d) The Company’s stockholders (other than the Purchaser) or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations;

(e) If (i) a material portion of the Company’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, (ii) the Company is enjoined, restrained, or prevented by a court order or other order of a governmental body from conducting its business, or (iii) notice of lien, levy, or assessment is filed against any material portion of the Company’s assets by any court order or other order of any governmental body and it is not paid within sixty (60) days after the Company received notice thereof; or

(f) The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Agreement or any other Loan Document (other than a failure to pay as specified in Section 5.1(a) hereof) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice thereof.

5.2 Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 5.1(b) or 5.1(c) hereof) and at any time thereafter during the continuance of such Event of Default, the Purchaser or any holder of the Note may, by written notice to the Company, declare all outstanding obligations payable by the Company under the Note and the other Loan Documents to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5.1(b) or 5.1(c) hereof, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing and collecting the Note and the other Loan Documents. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

6. CONDITIONS TO CLOSING

6.1 Conditions to Purchaser’s Obligations at the Closing. The obligations of the Purchaser under the Loan Documents are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Purchaser:

(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b) Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in the Loan Documents that are required to be performed or complied with by it on or before the Closing.

(c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note, the Conversion CDIs, the Warrant and the Warrant CDIs shall be duly obtained and effective as of the Closing.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

6.2 Conditions to Company’s Obligations at the Closing. The obligations of the Company under the Loan Documents are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct on the Closing Date.

(b) Purchase Price. The Purchaser shall have delivered to the Company, in immediately available funds, the Loan Amount.

7. MISCELLANEOUS

7.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth in this Section 7.5 or at such other address as the Company or the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

If to the Purchaser:

CRYSTAL AMBER FUND LIMITED

Heritage Hall

PO Box 225

Le Marchant Street

St. Peter Port

Guernsey

GY1 4HY

With a copy (that shall not constitute notice) to:

Estera - GG - Crystal Amber Team

CrystalAmberTeam@estera.com

If to the Company:

GI DYNAMICS, INC.

P.O. Box 51915

Boston, MA 02205

Attention: Chief Executive Officer

7.6 Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser provided that, while the Company is admitted to the Official List of the ASX, any proposed amendment, modification or waiver of any provision of this Agreement must not contravene the ASX Listing Rules.

7.7 Entire Agreement. This Agreement, the Exhibits hereto, and the Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

GI DYNAMICS, INC.

By:	/s/ Scott Schorer
Name:	Scott Schorer
Title:	Chief Executive Officer

PURCHASER:

CRYSTAL AMBER FUND LIMITED

By:	/s/ Kevin Smith
Name:	Kevin Smith
Title:	Alternate Director – Crystal Amber Asset Management (Guernsey) Ltd

[SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

EXHIBIT A

FORM OF SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT B

FORM OF WARRANT